EXHIBIT 5.1
                                                          Opinion
                                                   as to Legality










                       October 2, 1996



Deutsche Mortgage & Asset Receiving Corporation
One International Place
Room 608
Boston, Massachusetts 02110

     Re:  Deutsche Mortgage & Asset Receiving Corporation
          Registration Statement on Form S-3 (No. 333-4598)

Ladies and Gentlemen:

          We have acted as your counsel in connection with the above Registration Statement (the "Registration Statement") filed on May 3, 1996 and amended on October 2, 1996, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of Mortgage Pass-Through Certificates ("Certificates") which you plan to offer in series, each series to be issued under a separate pooling and servicing agreement (a "Pooling and Servicing Agreement"), in all material respects relevant hereto substantially in the form of Exhibit 4.1 to the Registration Statement (a "Pooling and Servicing Agreement"), between Deutsche Mortgage & Asset Receiving Corporation (the "Company") and a trustee to be identified in the prospectus supplement for such series of Certificates (the "Trustee" for such series).

          We have reviewed the originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

          Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

               1. When, in respect of a series of Certificates, a Pooling and Servicing Agreement has been duly authorized by all necessary action and duly executed and delivered by the Company and the Trustee for such series, such Pooling and Servicing Agreement will be a legal and valid obligation of the Company; and

               2. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the Company and the Trustee for such series, and when the Certificates of such series of Certificates have been duly executed, countersigned, issued and sold as contemplated in the Registration Statement and the prospectus delivered pursuant to Section 5 of the Act in connection therewith, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

          The form of Pooling and Servicing Agreement indicates that it is governed by the law of the State of New York. The foregoing opinions are limited to the law of the State of New York, the federal law of the United States of America, and the General Corporation Law of the State of Delaware.

          The opinions expressed above are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Matters," without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement including this Exhibit.

                        Very truly yours,

                        CLEARY, GOTTLIEB, STEEN & HAMILTON



                        By: /s/ Mitchell S. Dupler
                           -----------------------------
                           Mitchell S. Dupler, a Partner